UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

GSI COMMERCE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Equity Incentive Plan

At the 2010 annual meeting of stockholders of GSI Commerce, Inc. (the “Company”), held on May 28, 2010 (the “Annual Meeting”), the Company’s stockholders approved the GSI Commerce, Inc. 2010 Equity Incentive Plan (the “2010 Plan”). Employees (including officers), directors and consultants of the Company are eligible to receive awards under the 2010 Plan. The 2010 Plan authorizes the award of 3,500,000 shares of the Company’s common stock. In addition, any outstanding stock awards previously granted under the Company’s 2005 Equity Incentive Plan or the Company’s Amended and Restated 1996 Equity Incentive Plan that expire, are terminated, cancelled or forfeited, or are withheld in satisfaction of payment of withholding taxes after May 28, 2010 will become available for grant under the 2010 Plan. The 2010 Plan will terminate on March 2, 2020, after which no further awards may be granted under the 2010 Plan. The 2010 Plan is further summarized in the Company 2010 Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2010. The 2010 Plan is included as Exhibit 10.1 to this to this Current Report on Form 8-K and incorporated herein by reference.

Stephen J. Gold Separation Agreement

On May 28, 2010 the Company and Stephen J. Gold, the former Executive Vice President, Chief Information Officer and Corporate Chief Technology Officer of the Company, entered into a Separation Agreement pursuant to which the Company will pay Mr. Gold severance payments equal to $770,707.69 and pay Mr. Gold’s COBRA coverage expenses for the lesser of eighteen months or until Mr. Gold obtains substantially similar benefits from a subsequent employer. The Separation Agreement also contains a release of claims provision. Mr. Gold has seven days in which to revoke his acceptance of the Separation Agreement. If he does not revoke his acceptance, the Separation Agreement shall become effective the day after the seven day revocation period. The Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the stockholders of the Company also approved the proposed amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, to increase the total number of authorized shares from 95,000,000 to 185,000,000, increasing the authorized shares of common stock from 90,000,000 shares to 180,000,000 shares and maintaining 5,000,000 shares of preferred stock. The Charter Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were voted on at the 2010 annual meeting of stockholders of the Company, which took place on May 28, 2010:

Proposal One – Each of the following directors were elected to hold office for a one year term and until a successor is elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Michael G. Rubin	52,070,763	1,542,497	2,921,999
M. Jeffrey Branman	53,556,388	56,872	2,921,999
Michael J. Donahue	53,541,944	71,316	2,921,999
Ronald D. Fisher	53,552,215	61,045	2,921,999
John A. Hunter	52,978,331	634,929	2,921,999
Mark S. Menell	53,556,368	56,892	2,921,999
Jeffrey F. Rayport	45,227,625	8,385,635	2,921,999
Lawrence S. Smith	53,543,488	69,772	2,921,999
Andrea M. Weiss	53,462,973	150,287	2,921,999

Proposal Two — The GSI Commerce, Inc. 2010 Equity Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,382,085	11,223,853	7,322	2,921,999

Proposal Three — The proposed amendment to GSI’s Amended and Restated Certificate of Incorporation, as amended to date, to increase the total number of authorized shares from 95,000,000 to 185,000,000, increasing the authorized shares of common stock from 90,000,000 shares to 180,000,000 shares and maintaining 5,000,000 shares of preferred stock was approved by the following vote:

Votes For	Votes Against	Abstentions
43,121,251	13,280,858	133,150

Proposal Four — The appointment of Deloitte & Touche LLP as GSI’s independent registered public accounting firm for fiscal 2010 was ratified by the following vote:

Votes For	Votes Against	Abstentions
55,563,414	968,777	3,068

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of GSI Commerce, Inc. (filed as Appendix B to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2010 and incorporated herein by reference)

10.1	GSI Commerce, Inc. 2010 Equity Incentive Plan (filed as Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2010 and incorporated herein by reference)

10.2	Separation Agreement, dated May 28, 2010, between GSI Commerce, Inc. and Stephen J. Gold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael R. Conn

Michael R. Conn
Executive Vice President and Chief Financial Officer

Dated: June 3, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of GSI Commerce, Inc. (filed as Appendix B to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2010 and incorporated herein by reference)

10.1	GSI Commerce, Inc. 2010 Equity Incentive Plan (filed as Appendix A to GSI Commerce, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2010 and incorporated herein by reference)

10.2	Separation Agreement, dated May 28, 2010, between GSI Commerce, Inc. and Stephen J. Gold